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Exhibit 3(i)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SUN BANCORP, INC.

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU

        AMENDED AND RESTATED
ARTICLES OF INCORPORATION

        The undersigned, desiring to incorporate a business corporation under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, P.L., 364, as amended) do hereby certify:

        Article 1

        The name of the Corporation is SUN BANCORP, INC.

        Article 2

        The address of the principal place of business shall be 155 North 15th Street, Lewisburg, Union County, Pennsylvania.

        Article 3

        The purpose or purposes for which the Corporation is incorporated are: To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania. The Corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (Act of May 5, 1933, as amended).

        Article 4

        The term for which the Corporation is to exist is perpetual.

        Article 5

        No cumulative voting for the election of Directors or with respect to any other matter shall be permitted.

        Article 6

        The aggregate number of shares that the Corporation shall have authority to issue is 20,000,000 shares of Common Stock (the "Common Stock").

        Article 7

        A.    The Board of Directors may, if it deems advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender offer or other offer for this Corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

        (i)    Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

        (ii)  Whether a more favorable price could be obtained for this Corporation's securities in the future;

        (iii)  The social and economic effects of the offer or transaction on this Corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

        (iv)  The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

        (v)  The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered;

        (vi)  The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon this Corporation and any of its subsidiaries and the other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

        (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

        If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized or unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

        B.    No merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation.

        This Article 7 shall not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation.

        Article 8

        A.    The power and authority to make, amend and repeal these Articles of Incorporation and the By-Laws is hereby expressly vested in the Board of Directors, subject always to the power of the stockholders to change such action, provided, however, that Seventy-Five Per Cent (75%) of all of the issued and outstanding shares entitled to vote in the election of Directors shall vote in favor of making, amending or repealing these Articles of Incorporation or the By-Laws, or any portion thereof, in any manner different from that recommended by the Board of Directors. If the Board of Directors by a three-fourths (3/4) vote (or if there is a person or persons serving on the Board other than Continuing Directors, in which event this requirement shall be for three-fourths (3/4) of the Continuing Directors) recommends any making, amending or repealing of any portion or all of these Articles of Incorporation or if three-fourths (3/4) of the Board of Directors vote to amend the By-Laws, they may waive the provisions above requiring a greater percentage of stockholder vote and in such case a vote of sixty-six and two-thirds percent (66 2/3%) of all the issued and outstanding shares entitled to vote in the election of Directors shall be required in favor of taking such action. Unless any resolution to make, amend or repeal these Articles of Incorporation or by the By-Laws, in whole or in part, or any other motion, resolution, petition or other action of the stockholders is approved by Seventy-Five Per Cent (75%) or more of all of the issued and outstanding shares entitled to vote in the election of Directors and does not expressly provide to the contrary, all resolutions, petitions or actions of the stockholders may be amended, modified, expanded, contracted or terminated by the Board of Directors. In the event any of the foregoing provisions are finally judicially determined to be invalid, then the By-Laws can only be amended by the stockholders upon affirmative vote of sixty-six and two-thirds (66?) of all the issued and outstanding shares of stock entitled to vote for the election of Directors.

        B.    The number of Directors shall not be less than six (6) or more than twenty-five (25). The power and authority to change the number of Directors and fix a new number of Directors within not less than six (6) or more than twenty-five (25) is hereby vested in the Board of Directors; and it shall be exercised by the Board of Directors adopting an appropriate resolution. The By-Laws may provide for classification of Directors, subject to the provisions of applicable law.

        Article 9

        The Corporation shall, to the fullest extent permitted by applicable law, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

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Exhibit 3(i)
COMMONWEALTH OF PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU